Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE MOLDING TECHNOLOGIES APPOINTS TOM CELLITTI VICE CHAIRMAN OF THE BOARD OF DIRECTORS

COLUMBUS, Ohio - December 13, 2018 - Core Molding Technologies, Inc. (NYSE American: CMT) (“Core Molding” or the “Company”), today announced that its Board of Directors has appointed Tom Cellitti to the newly created position of Vice Chairman of the Board of Directors.
Mr. Cellitti has served as a director of the Company since 2000 and is currently the Chairman of the Company’s Nominating Committee. Mr. Cellitti’s extensive work experience in the Company’s largest industry, the North American heavy-duty truck and bus market, and his in-depth knowledge of strategic planning, complex manufacturing, financial management and leadership development has been invaluable to the Company during his time as a director and was a key contributor in the decision to elevate him to this new role.
James Simonton, Chairman of the Board of Directors, said, “The Board decided to create the Vice Chairman position in order to prepare for an orderly transition of Board leadership in the future. Mr. Cellitti’s experience and dedicated service to the Company makes him an ideal fit for this newly created board position. This position increases Mr. Cellitti’s board role directing the Company’s strategic direction and growth. We are confident he will collaboratively work with Company management to take us to the next level of success,” Mr. Simonton concluded.
ABOUT CORE MOLDING TECHNOLOGIES, INC.
Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of thermoset and thermoplastic products. The Company produces high quality molded products, assemblies and SMC materials for varied markets, including medium and heavy-duty trucks, automotive, marine, home improvement, water management, agriculture, construction and other commercial markets. The Company offers customers a wide range of manufacturing processes to fit various program volume and investment requirements. These processes include compression molding of SMC, bulk molding compounds (BMC), resin transfer molding (RTM), liquid molding of dicyclopentadiene (DCPD), spray-up and hand-lay-up, glass mat thermoplastics (GMT), direct long-fiber thermoplastics (D-LFT) and structural foam and web injection molding. Core Molding Technologies has its headquarters in Columbus, Ohio, and operates production facilities in Columbus and Batavia, Ohio; Gaffney, South Carolina; Winona, Minnesota; Matamoros and Escobedo, Mexico; and Cobourg, Ontario, Canada. For further information, visit the company’s website at www.coremt.com.
This press release may contain certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans,

Exhibit 99.1

objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies’ operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control.  Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plans,” “projects,” “believes,” “estimates,” “encouraged,” “confident” and similar expressions are used to identify these forward-looking statements. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this report: business conditions in the plastics, transportation, marine and commercial product industries (including changes in demand for truck production); federal and state regulations (including engine emission regulations); general economic, social, regulatory (including foreign trade policy) and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico and Canada; dependence upon certain major customers as the primary source of Core Molding Technologies’ sales revenues; efforts of Core Molding Technologies to expand its customer base; the ability to develop new and innovative products and to diversify markets, materials and processes and increase operational enhancements; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies’ suppliers to perform their obligations; the availability of raw materials; inflationary pressures; new technologies; regulatory matters; labor relations; labor availability; the loss or inability of Core Molding Technologies to attract and retain key personnel; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from and properly integrate any completed acquisitions, including the recent acquisition of Horizon Plastics; the risk that the integration of Horizon Plastics may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from acquisition of Horizon Plastics may not be fully realized within the expected timeframe; revenues following the acquisition of Horizon Plastics may be lower than expected; customer and employee relationships and business operations may be disrupted by the acquisition of Horizon Plastics; federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees and other customer charges; risk of cancellation or rescheduling of orders; management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; inadequate insurance coverage to protect against potential hazards; equipment and machinery failure; product liability and warranty claims; and other risks identified from time to time in Core Molding Technologies’ other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2017 Annual Report on Form 10-K.

Company Contact: John Zimmer Vice President & Chief Financial Officer 614-870-5604 jzimmer@coremt.com